UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 17, 2007
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico (State or Other Jurisdiction of Incorporation)	0-17224 (Commission File Number)	66-031262 (IRS Employer Identification No.)
1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.03 Material Modification to Rights of Security Holders.
     At 5:00 p.m., Eastern Time, on August 17, 2007, Doral Financial Corporation (the “Company”) effected a one-for-twenty reverse stock split of its common stock, $0.01 par value per share. Pursuant to the reverse stock split, each twenty shares of authorized and outstanding common stock have been reclassified and combined into one new share of common stock. In connection with the reverse stock split, the number of shares of common stock authorized under the Company’s Restated Certificate of Incorporation was reduced from 1,950,000,000 to 97,500,000 shares, without any change in par value per common share. The reverse split did not change the number of shares of the Company’s preferred stock authorized, which remains at 40,000,000.
     The exercise or conversion price, as well as the number of shares issuable under the Company’s outstanding stock options and upon conversion of the Company’s convertible preferred stock, and any outstanding restricted stock units, have been proportionately adjusted to reflect the reverse stock split. The number of shares authorized for issuance under the Company’s equity compensation plans has also been proportionately reduced to reflect the reverse stock split. The Certificate of Amendment to the Company’s Restated Certificate of Incorporation filed with the Secretary of State of the Commonwealth of Puerto Rico to effect the reverse stock split and reduce the number of shares of common stock authorized is attached to this filing as Exhibit 3.1.
Item 8.01 Other Events.
     On August 20, 2007, the Company issued a press release announcing the effectiveness of the 1-for-20 reverse split of its common stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01Financial Statements and Exhibits.
     (d) Exhibits
     3.1 Certificate of Amendment to the Restated Certificate of Incorporation, effective August 17, 2007.
     99.1 Press release dated August 20, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION
Date: August 20, 2007	By:	/s/ Marangal I. Domingo
		Name:	Marangal I. Domingo
		Title:	Chief Financial Officer